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                                                                    Exhibit 16.1



                                          Arthur Andersen LLP
                                          Suite 1100
                                          101 Second Street
                                          San Francisco, CA 94105-3601

                                          Tel 419-646-8200

                                          www.andersen.com

June 20, 2002



Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Dear Sir/Madam:

The representations made in this letter are based solely on discussions with and representations from the engagement partner and manager on the audits of the financial statements of this registrant for the two most recent fiscal years. Those individuals are no longer with Arthur Andersen LLP. We have read the applicable paragraphs included under the heading "Change in Accountants" in the Form S-4 of American Seafoods Group LLC and American Seafoods, Inc., to be filed with the Securities and Exchange Commission, and are in agreement with the statements contained therein and that refer to our firm.


Very truly yours,


/s/ Arthur Andersen LLP
-----------------------
Arthur Andersen LLP


cc: Mr. Brad Bodenman
    -----------------
    Chief Financial Officer
    American Seafoods Group LLC